UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

May 9, 2023 (May 4, 2023)

CME GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

CME Group Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders on May 4, 2023 (the “Annual Meeting”).

At the close of business on March 6, 2023, the record date of the Annual Meeting, the Company had 359,742,876 shares of Class A and Class B common stock issued and outstanding. The following shares were present at the Annual Meeting, either in person at the virtual shareholder meeting or by proxy.

Class(es) of Common Stock	Aggregate No. of Shares	% of the Issued and Outstanding
Classes A and B	310,372,673	86.27%
Class B-1	154	24.64%
Class B-2	185	22.75%
Class B-3	240	18.64%
Class B-4	70	16.94%

The results of the proposals are as follows:

1.	The election of seventeen Equity Directors to serve until 2024 (elected by the Class A and Class B shareholders voting together as a single class):

Name	Votes For	Against	Abstain
Terrence A. Duffy	257,479,451	25,732,170	2,098,057
Kathryn Benesh	282,267,364	2,555,828	486,486
Timothy S. Bitsberger	198,497,526	86,445,091	367,061
Charles P. Carey	155,494,092	129,564,682	250,904
Bryan T. Durkin	267,937,596	17,028,091	343,991
Harold Ford Jr.	281,691,480	3,189,468	428,730
Martin J. Gepsman	235,257,908	49,757,675	294,095
Larry G. Gerdes	230,887,901	53,928,040	493,737
Daniel R. Glickman	176,633,967	108,293,802	381,909
Daniel G. Kaye	273,525,747	11,242,868	541,063
Phyllis M. Lockett	188,837,757	95,728,347	743,574
Deborah J. Lucas	279,035,366	5,735,455	538,857
Terry L. Savage	181,492,942	103,516,285	300,451
Rahael Seifu	208,237,395	76,506,646	565,637
William R. Shepard	259,019,070	25,988,278	302,350
Howard J. Siegel	250,269,690	34,605,690	434,298
Dennis A. Suskind	240,914,215	43,968,153	427,310

There were a total of 25,062,995 broker non-votes in this proposal.

2.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accounting firm for 2023 (ratified by the Class A and Class B shareholders voting together as a single class):

Votes For	Votes Against	Abstentions
288,023,555	22,067,160	281,958

3.	The advisory vote of the compensation of the Company’s named executive officers (by the Class A and Class B shareholders voting together as a single class) was not approved:

Votes For	Votes Against	Abstentions
91,525,185	192,824,961	959,532

There were a total of 25,062,995 broker non-votes in this proposal.

4.	The advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers of one year was approved:

1 Year	2 Years	3 Years	Abstentions
280,593,543	331,495	3,580,093	804,547

There were a total of 25,062,995 broker non-votes in this proposal.

The Board of Directors will follow its recommendation to include a non-binding advisory vote on the compensation of the Company’s named executive officers at each annual meeting until the next required vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers at its 2029 annual meeting.

5.	The election of Class B Directors:

a.

In the election of the three Class B-1 Directors, no quorum was achieved. Therefore, William W. Hobert, Patrick J. Mulchrone and Robert J. Tierney Jr. are each a “holdover” under Delaware law and the Company’s bylaws. They will continue to serve until their successors are duly elected at the 2024 Annual Meeting or their earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
William W. Hobert	145	4	5
Patrick J. Mulchrone	150	1	3
Robert J. Tierney Jr.	147	4	3

a.

In the election of the two Class B-2 Directors, no quorum was achieved. Therefore, Michael G. Dennis and Patrick W. Maloney are each a “holdover” under Delaware law and the Company’s bylaws. They will continue to serve until their successors are duly elected at the 2024 Annual Meeting or their earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
Michael G. Dennis	166	12	7
Patrick W. Maloney	172	7	6

b.

In the election of one Class B-3 Director, no quorum was achieved. Therefore, Elizabeth A. Cook is a “holdover” under Delaware law and the Company’s bylaws. She will continue to serve until her successor is duly elected at the 2024 Annual Meeting or her earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions
Elizabeth A. Cook	201	34	5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: May 9, 2023	By:	/s/ Jonathan Marcus
	Name:	Jonathan Marcus
	Title:	Senior Managing Director and
General Counsel